EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Registration Statements on Form S-8 (Nos. 333-210500, 333-152804, 333-68869, 333-70128, 333-113887) and the Registration Statement and related Prospectus on Form S-3 (No. 333-264642) of Tejon Ranch Co. of our report dated March 2, 2022, relating to the consolidated financial statements of Petro Travel Plaza Holdings LLC, appearing in this Annual Report on Form 10-K of Tejon Ranch Co. for the year ended December 31, 2022.

/s/ RSM US LLP

Cleveland, Ohio
March 7, 2023